UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2025, VSee Health, Inc. (the “Company”), entered into an exchange agreement (the “Agreement”) with an accredited institutional investor (the “Holder”), whereby the Holder agreed to exchange a certain promissory note, in the principal amount (including the original issue discount of $55,555.56) of $555,555.56 and with a current balance of $611,878.22, for 941,352 shares of the Company’s common stock, par value $0.0001 per share. Such shares of common stock are being issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

In addition, on November 13, 2025 the Company also entered into a $25,000,000 Equity Line of Credit arrangement (“ELOC”) pursuant to a directed stock purchase agreement (the “DSPA”) with an accredited institutional investor (the “Investor”). The ELOC has a 36-month term, terminable by Company at any time. The Regular Purchase Price (as defined in the DSPA) will equal 96% (unless the purchase price per share would be lower than $1.00 in which case the pricing percentage will be 94%) of the lowest VWAP of the Common Stock in the ten (10) trading days immediately prior to the Closing Date, however, the Regular Purchase Price will not exceed the lower of (a) $500,000 and (b) 95% of the average Daily Traded Value of the Common Stock on the ten trading days immediately preceding such Closing Date. The Expanded Purchase Price (as defined in the DSPA) will equal to the lower of (x) the average of the daily VWAP on the trading day immediately preceding such Expanded Closing Date and the daily VWAP on such Expanded Closing Date (as defined in the DSPA) and (y) the Pricing Percentage (as defined in the DSPA) of the lowest VWAP for all trading days in the period beginning immediately following such Expanded Closing Date and ending on the earlier of (x) ten (10) trading days after and (y) the date when the Purchaser shall have entered into committed, binding trades to sell all of the Purchased Securities purchased at such Expanded Closing not to exceed $5,000,000. Pursuant to the DSPA, the Company may not sell more than 19.9% of the number of issued and outstanding shares of Common Stock in accordance with the regulations of its principal trading market. The DSPA and the Exchange Agreement contain customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the DSPA and Exchange Agreement were made only for purposes of the DSPA and Exchange Agreement and as of their specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

The ELOC will terminate when the Investor has purchased an aggregate of $25,000,000 of our common stock or three years from the date the ELOC is entered into, whichever occurs first. Under the terms of the ELOC, the Investor may not own more than 9.99% of our issued and outstanding stock at any one time. The net proceeds under the ELOC to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the Investor. Any such proceeds will be used by the Company for working capital and general corporate purposes.

The foregoing description of the Agreement and the ELOC does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the ELOC, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the DSPA and Exchange Agreement are incorporated by reference herein in their entirety. The Company intends to issue shares of its Common Stock in connection with the Exchange Agreement pursuant to the exemption from the registration requirements of the Securities Act, available under Section 3(a)(9) and/or Regulation D promulgated thereunder. The Company intends to issue shares of its Common Stock in connection with the DSPA pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Regulation D promulgated thereunder. The Holder and Investor are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Exchange Agreement, dated November 13, 2025, by and between VSee Health, Inc. and the investor therein.

10.2	Directed Stock Purchase Agreement, dated November 13, 2025, by and between VSee Health, Inc. and the investor therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2025	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer

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